Exhibit 1.01

Unisys Corporation

Conflict Minerals Report
Reporting Year: 2019
Introduction

Unisys Corporation (“Unisys”) has prepared this Conflict Minerals Report in accordance with Rule 13p-1 of the Securities Exchange Act, as amended to reflect the requirements of Dodd-Frank Wall Street and Consumer Protection Reform Act of 2010. The scope of this document covers the reporting period from January 1 through December 31, 2019.

“Conflict Materials” are defined by the U.S. Securities and Exchange Commission (the “SEC”) as gold, columbite-tantalite, cassiterite, wolframite, and their derivatives - tin, tantalum, and tungsten (collectively referred to as “3TGs”). Rule 13p-1 requires the annual disclosure of certain information when the 3TGs used in the manufacture of a company’s products are known (or are suspected) to originate from certain conflict regions - specifically from the countries of Angola, Burundi, Central African Republic, Democratic Republic of the Congo, Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda, and Zambia (collectively referred to as “DRC Covered Countries”).

Company & Supply Chain Overview

Unisys is a global information technology (“IT”) company that provides a portfolio of IT services, software, and technology. Unisys operates in two business segments - Services and Technology. In its Technology segment, Unisys develops software and designs systems using commodity servers and server related products.

Many Unisys hardware products require the use of one or more 3TG metals (as detailed in Exhibit A below). These Conflict Minerals are introduced into Unisys products through parts obtained from suppliers, either contract manufacturers or original equipment manufacturers (“OEM”), or from utilization of Conflict Minerals in manufacturing processes employed by Unisys suppliers. Supplier parts obtained by Unisys are utilized in the assembly of Unisys enterprise servers and other electronic equipment. Unisys is not a vertically integrated manufacturer and instead focuses on systems integration through the purchase of higher level assemblies and OEM products. Unisys is therefore several levels removed from the actual mining of Conflict Minerals. Unisys does not make purchases of raw ore or unrefined Conflict Minerals and makes no direct purchases from DRC Covered Countries. In addition, Unisys does not procure directly from smelters or refiners (“SORs”). Unisys does, however, actively support a conflict-free minerals trade policy with DRC Covered Countries from its suppliers. Unisys works with its suppliers to either pursue the development or elimination of SORs that have not achieved RMAP conformance (as defined herein), or are not recognized by RMI as actively working toward compliance.

A copy of Unisys’ Conflict Minerals Policy Statement may be found at the following Unisys website: https://www.unisys.com/about-us/environmental-social-and-governance/conflict-minerals. A copy of the latest Conflict Minerals Report, attached as an exhibit to Unisys’ most recent Form SD, may be found at http://www.unisys.com/investor-relations/financials-filings/sec-filings.

Due Diligence Process Design

Unisys designed its due diligence process to conform with the framework established for Downstream Supply Chains, as provided by The Organization for Economic Co-operation and Development (“OECD”) “Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas”. As a downstream company, Unisys does not have direct business relationships with SORs or visibility into the movement of Conflict Minerals between mine locations, SORs, or upstream companies. As such, Unisys relies to a large extent on information obtained from industry sources, as well as information obtained from its in-scope direct suppliers.

Unisys supports and leverages the efforts of the Responsible Business Alliance - Responsible Minerals Initiative (“RMI”), Responsible Minerals Assurance Process (“RMAP”), and Conflict Minerals Reporting Template (“CMRT”), as well as industry sponsored third party audits and independent audits performed by the London Bullion Market Association (“LBMA”) and the Responsible Jewellery Council Chain of Custody Standard (“RJC CoC”), in the analysis of SORs for in scope suppliers utilized by Unisys.

2019 Due Diligence Measures Performed

Following is a summary of the 2019 due diligence measures performed by Unisys - per the 5 Step OECD Due Diligence Guidelines.

Step 1: Establish Strong Company Management Systems

•	Maintain a Supply Chain Policy for Conflict Minerals Originating from Identified Conflict Regions

A copy of Unisys’ Conflict Minerals Policy is posted at the Unisys Social Responsibility web site (see link above). Implementation of this policy is accomplished via Unisys’ internal ISO9001:2015 Quality Management system within procedures adopted by Unisys’ Global Procurement and Supply Chain Operations groups.

•	Maintain an Internal Conflict Minerals Team

Unisys maintains an internal Conflict Minerals team, facilitated by a management representative of the U.S. Engineering Resources and Operations organization, and composed of team members representing Commodity Management, Supplier Quality Assurance, and Compliance and Supply Chain Engineering groups. The team is responsible for coordinating and implementing all aspects of the Unisys’ Conflict Minerals program, and for communicating results to Unisys senior management.

•	Communicate Unisys Conflict Minerals Requirements to Suppliers

Unisys includes in its purchase order standard terms and conditions a clause that states Unisys Conflict Minerals policy and that requires suppliers to disclose to Unisys the existence and origin of any Conflict Minerals in products supplied to Unisys. As an additional measure, Unisys has added a similar clause to its agreement templates for incorporation into applicable new agreements. Unisys agreements continue to be reviewed as they approach renewal, and a similar clause is added as appropriate. Unisys also provides additional written notifications to all in scope suppliers reiterating the Unisys Conflict Minerals Policy and outlining the subject years reporting requirements. For suppliers that have not met previous required reporting obligations, Unisys communicates specifically on required reporting improvements, or alternatively, may choose to eliminate the supplier from the Unisys supply chain.

•	Provide an On-Line Grievance Mechanism for Conflict Minerals Concerns

Unisys’ Social Responsibility web site contains a link that may be used by concerned parties to communicate Conflict Minerals information to Unisys and/or to report to Unisys corporate management any perceived Conflict Minerals issues.

•	Retain Records Relating to Supplier Conflict Minerals Performance

Unisys maintains records of relevant supplier correspondence relating to Unisys’ Conflict Minerals program - including supplier provided CMRTs, relevant e-mails, and Unisys Supplier Assessments - per Unisys records retention policies.

Step 2: Identify and Assess Risk in the Supply Chain

•	Obtain Conflict Minerals Information from In-Scope Unisys Suppliers

Unisys maintains direct contact with each of its in-scope suppliers and requires them to provide information on a minimum annual basis regarding (1) the specific Conflict Minerals contained in parts supplied to Unisys, and (2) the potential source of the Conflict Minerals, including smelter/refinery information. Each supplier is required to submit a completed CMRT covering the most recent reporting period.

•	Analyze Supplier CMRTs for Accuracy/Completeness, and Communicate Any Issues with Suppliers

Each supplier CMRT is reviewed to determine the completeness, timeliness, and, to the extent possible, the accuracy of its data. For each CMRT, Unisys assesses whether the 3TGs identified are consistent with the technology and complexity of the supplied part(s), and whether the supplier’s responses demonstrate sufficient commitment to conflict-free sourcing principles. Supplier responses judged to be insufficient, questionable, or dated (i.e., > 6 month CMRT date stamp) are followed-up with the supplier, and updated information obtained, as applicable. Any supplier deemed to be non-responsive after one or more follow-up attempts is flagged as a problem supplier that requires either additional training/development, or creation of a plan to remove the subject supplier from the Unisys supply chain.

•	Develop a Unisys CMRT

A Unisys CMRT, comprised of a roll-up of all supplier provided CMRT data, is developed using a commercially available software package from a major Conflict Minerals service provider. The software package is further used to scrub and refine the smelter data so as to eliminate invalid, erroneous, or duplicate smelter entries, and to identify a final Unisys smelter list.

•	Perform a Reasonable Country of Origin (RCOI) Analysis to Assess the Source of 3TGs

A Reasonable Country of Origin Inquiry (“RCOI”) is performed on the Unisys smelter list to determine, to the extent possible, the mine locations from which each smelter’s ore originates, and whether any of these locations are within DRC Covered Countries. The source of this information is a combination of data obtained from supplier provided CMRTs, as well as data published at smelter web sites, RMI RMAP conformant / RMAP active smelter data, and to a lesser degree, data from third party sources. As a result of Unisys’ RCOI analysis, each SOR is tagged as to whether their 3TG sourcing “Excludes Covered Countries”, “Includes Covered Countries”, is “Unknown”, or is from “100% Scrap/Recycle” sources.

•	Perform Further Due Diligence on SORs Sourcing from DRC Region

SORs whose RCOI analysis either “Includes Covered Countries” or is “Unknown” are considered candidates for further Unisys due diligence measures. A significant distinction is made by Unisys between SORs who have successfully completed the RMI - RMAP or are actively pursuing RMAP conformance, versus SORs who have chosen not to participate in the program, with the former (RMAP) groups believed to represent a low risk of supporting armed conflict. Unisys due diligence efforts are therefore focused on those SORs who are not currently RMAP conformant or actively working to achieve RMAP conformance, and are therefore considered to be of higher risk.

Unisys due diligence efforts for higher risk smelters involve a thorough review of publically available SOR information, with an emphasis on evidence of support for armed conflict or a history of questionable or unethical business behavior or human rights abuse.

Step 3: Respond to Identified Risks

•	Identify “At Risk” Smelters and Undertake Mitigation Actions

SORs who are identified to be “at risk” for support of armed conflict or unethical business behavior are brought to the attention of the specific Unisys supplier whose CMRT reported that smelter, and a plan is requested for risk mitigation. The goal of this effort is to either validate the smelter’s intention to pursue RMAP conformance within a prescribed period of time, or alternatively, to eliminate the SOR from potential use in Unisys products.

•	Report Conflict Minerals Status and Risks to Unisys Supply Chain Management

Unisys due diligence efforts and risk mitigation plans are reviewed with Unisys’ U.S. Engineering Resources and Operations VP and his staff during the course of regularly scheduled compliance review meetings.

•	Maintain Awareness of Potential Problematic SORs as Reported by Non-Governmental Organizations (“NGOs”) or Third Party Conflict Minerals Service Providers

Unisys’ Conflict Minerals team works to maintain awareness of potentially problematic SORs, as reported by various NGOs or third party Conflict Minerals service providers, and strives to avoid use of these SORs in the Unisys supply chain.

Step 4: Carry Out Independent Third Party Audit of Supply Chain Due Diligence

As a downstream supply chain company, Unisys has no direct business relationship with SORs, and relies heavily on independent third party audits performed by RMI’s RMAP, as well as similar third party gold audits performed by the LBMA and the RJC CoC, all of which employ the OECD Due Diligence Guidance process.

Step 5: Report Annually on Supply Chain Due Diligence

In accordance with Rule 13p-1 of the Securities Exchange Act, each year Unisys files with the SEC a Specialized Disclosure Form (“Form SD”) together with an accompanying Conflict Minerals Report (“CMR”). A copy of Unisys’ Conflict Minerals Policy Statement is published on the Unisys Environmental Social and Governance website (see link above).

2019 Due Diligence Findings/Results

For calendar year 2019, Unisys identified a total of 16 in-scope suppliers who provided purchased parts containing one or more Conflict Minerals that were used in the manufacture of Unisys products. Latest revision CMRTs were requested from each of these suppliers, from which Unisys received a total of 16 completed responses (i.e., 100% supplier response rate), covering 100% of Unisys 2019 3TG purchases.

From the 16 CMRTs received, Unisys identified a total of 335 operational SORs that may have processed Conflict Minerals contained in Unisys products. As of April 1, 2020, of the 335 SORs - 264 (79%) were RMAP conformant, 9 (2.7%) were actively pursuing RMAP conformance through participation in either RMI or LBMA Audit processes, while 62 SORs (18.5%) were identified as currently “Non-Participating” in an OECD Guidance based audit program.

A summary of Unisys’ progress in achieving conflict-free SOR status is shown in Table 1 below for the 2016 thru 2019 reporting periods. During the past year, the overall percentage of conflict-free SORs for tin, tantalum and tungsten showed incremental improvements of one to seven percent, due in part to the efforts of Unisys suppliers in eliminating problematic smelters from their supply chains, as well as through Unisys re-sourcing of several key purchased parts from older to newer technologies. However, these gains were offset by an increase in the number of reported new gold smelters, many of which were found to be non-participating in a Conflict Free SOR program. The addition of these new smelters was primarily the result of two suppliers new to Unisys in 2019, for which Unisys had no prior procurement history. The net result was a near-flat 81% total Conflict Free SOR participation rate for 2019 vs the 2018 time period.

Unisys remains committed to working with its suppliers to achieve continuous improvement in supply chain performance, especially as new products are introduced, and continues to strive to maximize the percentage of SORs actively participating in the RMI conflict-free program.

Conflict Mineral	Conflict Free SORs vs Total SORs
	2016		2017		2018		2019
	(Qty)	(%)	(Qty)	(%)	(Qty)	(%)	(Qty)	(%)
Tantalum	47 of 48	98%	41 of 43	95%	41 of 43	95%	41 of 41	100%
Tin	67 of 84	80%	71 of 80	89%	75 of 84	89%	79 of 87	91%
Tungsten	40 of 46	87%	41 of 46	87%	40 of 46	87%	46 of 49	94%
Gold	94 of 136	69%	101 of 147	69%	106 of 149	71%	107 of 158	68%
Total	248 of 314	79%	254 of 316	80%	262 of 322	81%	273 of 335	81%
Table 1 - 2016 through 2019 Conflict-Free & Actively Participating SORs, for Unisys 3TG metals

Unisys RCOI and due diligence investigations for the 62 SORs not currently participating in an OECD Guidance based audit program found no evidence of sourcing from DRC Covered Countries for 56 of the SORs, and confirmed and/or determined that it was likely that the six remaining SORs sourced from DRC Covered Countries. All six of the SORs were additionally identified as higher risk due to prior reported incidences of questionable or unethical business behavior or lax procurement practices, and Unisys is now working to validate that these higher risk suppliers are not in use on Unisys purchased products.

A summary of Unisys progress in eliminating high risk SORs that may have been used in parts supplied to Unisys is shown in Table 2. The total number of identified high risk SORs increased from four to six from during 2019, while the total number of Unisys suppliers reporting the use of these high risk SORs increased from two to three. The cause of these increases was solely due to the addition of two new suppliers to the Unisys supply chain, for which Unisys had no previous procurement experience. The impact of these two new suppliers notwithstanding, the total number of high risk SORs employed by returning Unisys suppliers decreased from four to three during 2019, while the total number of suppliers reporting the use of these high risk SORs decreased from two to one. Unisys is committed to working with its two new suppliers, as well as with the one returning supplier with reported usage of a high risk SOR, to eliminate these problematic smelters from their respective supply chains.

Conflict Mineral	High Risk SORs		Suppliers with High Risk SORs
	2018	2019	2015	2016	2017	2018	2019
Tantalum	0	0	0	0	0	0	0
Tin	0	0	10	0	0	0	0
Tungsten	0	0	0	0	0	0	0
Gold	4	6	8	5	3	2	3
Total	4	6	10	5	3	2	3
Table 2 - Number of High Risk SORs & Suppliers employing High Risk SORs, for Unisys products, for reporting periods 2015 through 2019.

A listing of country of origin information, as collected by Unisys during the 2019 RCOI process, is found in the following Table 3

Argentina	Ecuador	Kyrgyzstan	Nigeria	Sudan
Australia	Ethiopia	Liberia	Panama	Sweden
Austria	France	Madagascar	Peru	Switzerland
Bolivia	Ghana	Malaysia	Philippines	Tanzania
Brazil	Guatemala	Mexico	Poland	Thailand
Burundi	Guinea	Mongolia	Portugal	Turkey
Cambodia	Guyana	Morocco	Republic of Korea	Uganda
Canada	Honduras	Mozambique	Russian Federation	United States
Chile	India	Myanmar	Rwanda	Uzbekistan
China	Indonesia	Namibia	Sierra Leone	Vietnam
Columbia	Japan	New Zealand	South Africa	Zambia
DRC	Kazakhstan	Nicaragua	Spain	Zimbabwe
Table 3 - Potential Countries of Origin for Conflict Minerals used by SORs listed in Exhibit B.

Risk Mitigation - Improvement Program

Following is a list of steps that Unisys has taken or is taking to mitigate the risk that Unisys Conflict Minerals might benefit or finance armed groups:

1.
After review of the High Risk SORs identified during the 2019 due diligence process, it was determined that three Unisys suppliers sourced 3TGs from one or more of the six high risk SORs. Unisys is currently working with these suppliers to better understand the actions being taken relative to the subject high risk SORs, and in parallel to determine if the high risk SORs are used in the creation of Unisys purchased product. The goal of this effort is to either validate the intention of these SORs to achieve RMAP conformance within a prescribed period of time or, alternatively, to eliminate the use of these smelters by the relevant suppliers in the production of product being purchased by Unisys;

2.	Unisys continues to work with its suppliers to maximize the use of conflict-free SORs in the manufacture of Unisys purchased parts, with emphasis on parts used in new Unisys products;

3.
Unisys will continue to maintain awareness of latest industry developments and trends in Conflict Minerals due diligence processes and implement these into the Unisys risk assessment process, as applicable;

4.
Unisys will again request information and supporting data from each supplier providing parts to Unisys that are subject to 2020 reporting requirements by utilizing the CMRT and will pursue completed template responses that identify material down to the smelter and mine;

5.	Unisys will again follow its due diligence process to review and validate supplier responses that are obtained in support of Unisys 2020 Conflict Minerals reporting;

6.	Unisys will continue to provide its Conflict Minerals Policy to suppliers as part of its reporting template-based supplier inquiry process for 2020; and

7.
Unisys will continue to include within its purchase order standard terms and conditions a clause requiring suppliers to disclose to Unisys the existence and origin of any Conflict Minerals in any products supplied to Unisys. A similar clause is being added into new agreements and will be added to agreement renewals as appropriate.

2019 Conflict Minerals Reporting Summary

Although Unisys’ due diligence efforts determined that 329 of 335 SORs that were reported to Unisys from its in scope suppliers for 2019 were either not sourcing Conflict Minerals from DRC Covered Countries or were not supporting armed conflict in the DRC, Unisys was unable to precisely determine the status of the six remaining smelters. Because of concerns around these six remaining SORs, Unisys is taking action to work with these suppliers to identify their plan to eliminate the six SORs from their reported SORs for 2020. Alternatively, if any of the subject 6 smelters will remain in 2020 reporting, Unisys will look to validate that they are not used in the creation of products provided to Unisys.

Product Description and List of Facilities

A list of parts used in Unisys enterprise servers and other electronic equipment for which Unisys solicited supplier information regarding Conflict Mineral content or Conflict Mineral use in production is included in Exhibit A. A list of smelter facilities that, to the extent known, processed Conflict Minerals in Unisys products is included in Exhibit B.

CONFLICT MINERALS REPORT
EXHIBIT A
DESCRIPTION OF UNISYS CORPORATION’S 2019 PRODUCTS (PARTS/SUPPLIES)

Product Description (conflict mineral)
Cables & Harnesses * (tin, gold)
Computer Cabinets & Accessories (none)
Computer Products - Servers, Storage, Input/Output & other Peripherals * (tin, tantalum, tungsten, gold)
Displays / Monitors * (tin, tantalum, tungsten, gold)
Fasteners (none)
Flex Circuits * (tin, gold)
Keyboards * (tin, tantalum, tungsten, gold)
Labels (none)
Memory - Modules, * (tin, tantalum, tungsten, gold)
Molded Plastic Parts (none)
Network Switches *(tin, tantalum, tungsten, gold)
Power Strips * (tin, tantalum, tungsten, gold)
Power Supplies * (tin, tantalum, gold)
Printed Circuit Assemblies * (tin, tantalum, tungsten, gold)
Sheet Metal (none)
Electro-mechanical Assemblies * (tin, tantalum, tungsten, gold)
Solder * (tin)
Thermal Transfer Products (none)
Universal Serial Port (USB) Security Devices, Flash cards * (tin, gold)

* Denotes Unisys Products known to contain Conflict Minerals - tin, tantalum, tungsten, or gold

CONFLICT MINERALS REPORT
EXHIBIT B
FACILITIES THAT, TO THE EXTENT KNOWN, PROCESSED CONFLICT MINERALS IN UNISYS PRODUCTS

Metal	Facility Name	Facility Location
Gold	8853 S.p.A.	ITALY
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	African Gold Refinery	UGANDA
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	Aurubis AG	GERMANY
Gold	Bangalore Refinery	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	CGR Metalloys Pvt Ltd.	INDIA
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES
Gold	DODUCO Contacts and Refining GmbH	GERMANY

Metal	Facility Name	Facility Location
Gold	Dowa	JAPAN
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Italpreziosi	ITALY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	K.A Rasmussen as	NORWAY
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN

Metal	Facility Name	Facility Location
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	L'azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	L'Orfebre S.A.	ANDORRA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Marsam Metals	BRAZIL
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Morris and Watson	NEW ZEALAND
Gold	Morris and Watson Gold Coast	AUSTRALIA
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	NH Recytech Company	KOREA, REPUBLIC OF
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION

Metal	Facility Name	Facility Location
Gold	PAMP S.A.	SWITZERLAND
Gold	Pease & Curren	UNITED STATES OF AMERICA
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Precinox S.A.	SWITZERLAND
Gold	QG Refining, LLC	UNITED STATES OF AMERICA
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA
Gold	Remondis Argentia B.V.	NETHERLANDS
Gold	Royal Canadian Mint	CANADA
Gold	SAAMP	FRANCE
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	Safimet S.p.A	ITALY
Gold	SAFINA A.S.	CZECH REPUBLIC
Gold	Sai Refinery	INDIA
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Shandong Humon Smelting Co., Ltd.	CHINA
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	Sovereign Metals	INDIA
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold	Sudan Gold Refinery	SUDAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	T.C.A S.p.A	ITALY

Metal	Facility Name	Facility Location
Gold	Tanaka Kikinzoku Kogyo K.K	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Tony Goetz NV	BELGIUM
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Universal Precious Metals Refining Zambia	ZAMBIA
Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Tantalum	Asaka Riken Co., Ltd.	JAPAN
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	CP Metals Inc.	UNITED STATES OF AMERICA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY

Metal	Facility Name	Facility Location
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	Power Resources Ltd.	MACEDONIA
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tin	Alpha	UNITED STATES OF AMERICA
Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Dua Sekawan	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV Tiga Sekawan	INDONESIA
Tin	CV United Smelting	INDONESIA

Metal	Facility Name	Facility Location
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
Tin	Dowa	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM
Tin	EM Vinto	BOLIVIA
Tin	Estanho de Rondonia S.A.	BRAZIL
Tin	Fenix Metals	POLAND
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Kundur Smelter	INDONESIA
Tin	Luna Smelter, Ltd.	RWANDA
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Metallo Belgium N.V.	BELGIUM
Tin	Metallo Spain S.L.U.	SPAIN
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgical S.A.	BOLIVIA
Tin	Pongpipat Company Limited	MYANMAR
Tin	Precious Minerals and Smelting Limited	INDIA

Metal	Facility Name	Facility Location
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Serumpun	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Rajawali Rimba Perkasa	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	Soft Metais Ltda.	BRAZIL
Tin	Super Ligas	BRAZIL
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIETNAM
Tin	Thaisarco	THAILAND
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA

Metal	Facility Name	Facility Location
Tin	Yunnan Tin Company, Ltd.	CHINA
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tungsten	CP Metals Inc.	UNITED STATES OF AMERICA
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA

Metal	Facility Name	Facility Location
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIETNAM
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA